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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                          Date of Report: June 15, 2001
                       (Date of earliest event reported)


                          Barrett Resources Corporation
               (Exact Name of Registrant as Specified in Charter)

          Delaware                       1-13446                  840832476
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
       Incorporation)                                        Identification No.)

        1515 Arapahoe Street, Tower 3, Suite 1000, Denver, Colorado 80202
                    (Address of Principal Executive Offices)

                                 (303) 572-3900
              (Registrant's telephone number, including area code)

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Item 1.  Change in Control of Registrant

         The Williams Companies, Inc. ("Williams"), through its wholly-owned subsidiary Resources Acquisition Corp. ("Purchaser"), has purchased 16,730,502 shares tendered in its tender offer to purchase shares of common stock (including the associated preferred stock purchase rights, the "Shares") of Barrett Resources Corporation ("Barrett Resources") at a price of $73.00 per Share net in cash (the "Offer"). The Offer expired at 12:00 midnight, eastern time on Monday, June 11, 2001. As of the expiration of the Offer, Purchaser accepted for payment 16,730,502 of the tendered Shares. In connection with its purchase of 16,730,502 Shares, Purchaser beneficially owns approximately 50% of the outstanding Shares. Pursuant to the merger agreement among Williams, Purchaser and Barrett Resources executed on May 7, 2001 (the "Merger Agreement") and subject to the receipt of the approval of the holders of a majority of the Shares, Williams and Purchaser will now proceed to acquire the remaining outstanding Shares through a second-step merger (the "Merger") in which each remaining Share (other than Shares held by Williams or its subsidiaries) will be exchanged for 1.767 shares of Williams common stock (including the associated preferred stock purchase rights). Pursuant to the Merger Agreement, Williams and Purchaser have agreed to vote the Shares purchased in the Offer for the approval and adoption of the Merger Agreement and the Merger.

         On June 12, 2001, Barrett Resources received the consent of its lenders to the consummation of the Offer and the Merger without repayment of the amounts owed thereunder as required by The Revolving Credit Agreement, dated December 15, 2000, among Barrett Resources, as Borrower, Bank of America, N.A., as Administrative Agent and Issuing Lender, the Lenders party thereto, Banc of America Securities L.L.C., as Sole Lead Arranger and Book Manager, Bank One, NA, as Syndication Agent, and Fleet National Bank, as Documentation Agent.

         The total amount of funds required to purchase the 16,730,502 Shares pursuant to the Offer and to pay estimated fees and expenses related to the Offer is approximately $1.23 billion. Purchaser obtained all funds required for the Offer through capital contributions made by Williams.

         With respect to Williams' financing of the Offer, Barrett Resources has been informed by Williams as follows:

         Williams obtained the funds for such capital contributions through a Credit Agreement (the "Credit Agreement") dated as of June 11, 2001 among Williams, as Borrower; Citibank ("Citibank"), N.A., Merrill & Co., and Lehman Commercial Paper Inc., as Banks (collectively, the "Banks"); Merrill Lynch & Co., as Syndication Agent; Lehman Commercial Paper Inc., as Documentation Agent; Salomon Smith Barney Inc., as Lead Arranger and Book Manager; and Citibank, N.A., as Administrative Agent.

         Pursuant to the Credit Agreement and subject to the terms and conditions therein, the Banks have committed to advance up to $1.5 billion to Williams in order (i) to finance the acquisition of up to 100% of the outstanding Shares of Barrett Resources, other than Shares

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converted into shares of Williams common stock in the Merger pursuant to the terms of the Merger Agreement (the "Acquisition"), (ii) if necessary or if Williams determines to do so, to enable Barrett Resources to refinance Barrett Resources' 7.55% senior notes, accrued interest thereon and any applicable make-whole amounts under such notes, (iii) if Williams determines to do so, to refinance Barrett Resources' corporate revolving credit facility and (iv) to finance fees and expenses associated with the Acquisition. Advances made pursuant to the Credit Agreement will be senior unsecured obligations of Williams.

         All advances made pursuant to the Credit Agreement must be repaid on or before November 27, 2001. Williams may prepay amounts borrowed, plus accrued interest, subject to certain notice requirements, without penalty or premium. Subject to certain exceptions, on the first business day following receipt by Williams of net cash proceeds from a securities offering after the effective date of the Credit Agreement, the aggregate commitments shall be permanently reduced by an amount equal to such net cash proceeds, and, if the aggregate principal amount of outstanding advances exceeds the aggregate commitments after such reduction, Williams shall be required to repay such advances in the amount of such excess.

         Williams may elect to receive either base rate advances or eurodollar rate advances. Interest on base rate advances shall accrue at a rate equal to the higher of (a) Citibank's publicly announced base rate, or (b) .5% above the Federal Funds Rate in effect from time to time. Interest on eurodollar rate advances shall accrue at a rate equal to the London interbank offered rate (LIBOR) plus the "Applicable Margin." The Applicable Margin is determined based on the Standard & Poor's and Moody's ratings of the senior unsecured long-term debt of Williams. At Williams' current credit ratings, the Applicable Margin would be 1.125%.

         Pursuant to the Merger Agreement, upon Purchaser's purchase of Shares pursuant to the Offer, Purchaser is entitled to designate up to the number of directors, rounded to the nearest whole number, on Barrett Resources' Board of Directors as will make the percentage of Barrett Resources' directors designated by Purchaser equal to the aggregate voting power of the Shares held by Williams or any of its subsidiaries. Because Williams and its subsidiaries, including Purchaser, beneficially own approximately 50% of the outstanding Shares, Purchaser has designated the following four persons to the Barrett Resources' Board of Directors: Keith E. Bailey, Steven J. Malcolm, Ralph A. Hill and Bryan
K. Gudarian. In accordance with the Merger Agreement, three of such nominees will replace James M. Fitzgibbons, Hennie L.J.M. Gieskes and William W. Grant, III who have resigned from Barrett Resources' Board of Directors, and one of such nominees will occupy a newly created directorship created by the expansion of the size of Barrett Resources' Board of Directors to eight.

         Other than as set forth herein or in the Merger Agreement, there are no arrangements, including any pledge by any person of any securities of Barrett Resources, known to Barrett Resources, the operation of which may at a subsequent date result in a change of control of Barrett Resources.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

        (c) Exhibits

Exhibit
Number      Description
-------     -----------

99.1 Agreement and Plan of Merger, dated as of May 7, 2001, by and among Williams, Purchaser and Barrett Resources (incorporated by reference to Exhibit 10.1 to Barrett Resources' Current Report on Form 8-K filed on May 7, 2001).

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Barrett Resources Corporation

June 15, 2001                                   By: /s/ Peter A. Dea
                                                    --------------------------
                                                    Name:  Peter A. Dea
                                                    Title: Chairman of the Board
                                                           and Chief Executive
                                                           Officer
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                                  EXHIBIT INDEX

Exhibit
Number      Description
-------     -----------

99.1 Agreement and Plan of Merger, dated as of May 7, 2001, by and among Williams, Purchaser and Barrett Resources (incorporated by reference to Exhibit 10.1 to Barrett Resources' Current Report on Form 8-K filed on May 7, 2001).
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